Page 22 of 30 Pages

                                    EXHIBIT E

                                 LOAN AGREEMENT
                                 --------------

     This Loan Agreement ("Agreement") is entered into as of July 31, 2003, by and between Medical Nutrition USA, Inc., a Delaware corporation (the "Company"), and Mark H. Rachesky ("Lender"). The Company and Lender agree as follows:

     1. Loan. Lender hereby lends to the Company the sum of $300,000 (the "Loan"). The Loan is part of an offering by the Company pursuant to which the Company is seeking to raise up to $3,200,000.

     2. Note. The Loan shall be evidenced by a convertible promissory note (the "Note") (a copy of which is attached as Exhibit "A") executed by the Company, dated as of the date the Loan is made, providing for the payment of the principal amount plus simple interest at the rate of eight percent (8%) per annum, and payable on the third (3rd) anniversary of the date of this Agreement ("Maturity Date") at which time the entire unpaid balance of principal and all accrued and unpaid interest shall be due and payable in a single installment. Prior to the Maturity Date, the Note may be converted into the common or preferred stock of the Company as provided hereinbelow. The Note shall also provide that the Company may prepay the Note, in whole or in part, at any time or from time to time upon fifteen (15) days' prior written notice to the Lender, without penalty or additional fees; provided, however that the Lender shall be first given the opportunity to convert the entire unpaid balance of principal and accrued and unpaid interest thereon prior to any prepayment by the Company.

     3. Warrant. The Company shall, as further consideration, interest grant Lender a Warrant to purchase 400,000 shares of Common Stock at a price per share equal to seventy five cents ($0.75) (the "Strike Price"); provided, however that if, pursuant to the Qualifying Equity Financing (as defined below), the Company sells (a) Common Stock at a price per share less than the Strike Price, then the Company shall exchange the Warrant for a warrant to purchase the same number of shares of Common Stock at a price per share equal to the price per share offered in the Qualifying Equity Financing; or (b) Preferred Stock at a price equal to or less than the Strike Price, then the Company shall exchange the Warrant for warrant to purchase the same number of shares of Preferred Stock at a price per share equal to the price per share offered in the Qualifying Equity Financing. The Warrant shall be substantially in the form of Exhibit "B," attached hereto and incorporated herein.

     4. Conversion.

          4.1  Voluntary  Conversion.  If not sooner  converted  as described in
               ---------------------
Section 4.2 below, all or some of the outstanding principal balance of, and all or some of the accrued and unpaid interest on, the Note may be converted at any time prior to the Maturity Date, at the option of the Lender, into shares of Common Stock of the Company at a conversion price per share equal to the Strike Price. The Strike Price is subject to adjustment for stock splits and the alike pursuant to the terms of the Note.

          4.2  Automatic  Conversion.  At the  closing  of a  Qualifying  Equity
               ---------------------
Financing (as defined below) on or before the Maturity Date, the entire outstanding principal balance of, and all accrued and unpaid interest on, the Note shall be automatically converted into the number of shares of either (a) Preferred Stock or Common Stock, as the case may be, if the price per share in

                                                             Page 23 of 30 Pages


the Qualifying  Equity  Financing is equal to or less than the Strike Price;  or
(b) Common Stock if the price per share is greater in the Qualifying Equity Financing than the Strike Price, as is obtained by dividing (i) the outstanding principal balance of, and all accrued and unpaid interest on, the Note as of the closing date of the Qualifying Equity Financing by (ii) the lower of (1) the Strike Price or (2) the price per share of Common Stock or Preferred Stock, as the case may be, issued in the Qualifying Equity Financing. A "Qualifying Equity Financing" shall mean an equity financing in which the Company sells shares of Common Stock or Preferred Stock and obtains net proceeds (including conversion of all outstanding convertible notes) in an amount not less than Two Million Dollars ($2,000,000).

          4.3 Exchange of Note. As promptly as practicable following the date of
              ----------------
the Qualifying Equity Financing, the Lender shall deliver the Note to the Company. The conversion of the Note shall be deemed to have been effected immediately upon the closing of the Qualifying Equity Financing, and at such time the rights of the Lender to receive principal and interest shall cease, and the Lender shall be treated for all purposes as the record holder of the number of shares of Common Stock or Preferred Stock, as the case may be, into which this Note converts in accordance herewith. As promptly as practicable after the receipt of the Note from Lender, the Company shall cause to be issued and delivered to the Lender a certificate or certificates for the number of shares of Common Stock or Preferred Stock, as the case may be, issuable upon conversion of the Note. Such certificate or certificates shall bear such legends required, in the opinion of counsel for the Company, under applicable securities laws.

          4.4  Fractional  Shares.  No  fractional  shares of shall be issued in
               ------------------
connection with any conversion under the Note, but in lieu of such fractional shares, the Company shall round up the shares received upon conversion of the Note to the next whole share of stock.

          4.5 Converted  Shares  Subject to Lock Up. The shares of the Company's
              -------------------------------------
capital stock issued to Lender in conversion of the Note shall be subject to a lock-up agreement, wherein the holder of such shares agrees not to sell, assign or transfer the shares for a specific period of time following any underwritten public offering of the Company's securities. The holder of the converted shares agrees to sign a Lock-Up Agreement with terms no more restrictive than the Lock-Up Agreements entered into by the shareholders of the Company who are officers, directors or five percent (5%) shareholders of the Company.

          4.6  Restricted  Shares Upon  Conversion.  The shares of the Company's
               -----------------------------------
stock issued to Lender in conversion of the Note shall be "restricted securities" as defined in Section 7.7 and shall be subject to the limitations and legend conditions as set forth in Sections 7.8 and 7.9 herein below.

     5. Conditions Precedent to Lender's Obligations. Lender's obligation to disburse the Loan is subject to the condition that, on the date of disbursement ("Closing Date"), there shall have been delivered to Lender, in form and substance satisfactory to Lender and its counsel:

          5.1  Note.  The Note  substantially  in the form  attached  hereto  as
               ----
Exhibit "A," executed by a duly authorized officer of the Company.

          5.2 Warrant. The Warrant  substantially in the form as attached hereto
              -------
as Exhibit "B," executed by a duly authorized officer of the Company.

     6. Representations and Warranties of Company. The Company represents and warrants that:

                                                             Page 24 of 30 Pages


          6.1  Organization.  The Company is a  corporation  duly  organized and
               ------------
existing under the laws of the State of Delaware with its principal place of business at 10 West Forest Avenue, Englewood, New Jersey 07631. It has the power to own its property and to carry on its business as it is now being conducted. It is duly qualified and authorized to do business and is in good standing in every state, country, or other jurisdiction in which the nature of its business and properties makes such qualification necessary.

          6.2 Authority. The Company has full power and authority (corporate and
              ---------
other) to borrow the sums provided for in this Agreement, to execute and deliver this Agreement, to issue the Warrant, the Note and any other instrument or agreement required under this Agreement, and to perform and observe the terms and provisions of this Agreement and of all such other instruments and agreements.

          6.3  Corporate  Action.  All  corporate  action  by the  Company,  its
               -----------------
directors or stockholders, necessary for the authorization, execution, delivery, and performance of this Agreement, issuance of the Warrant, and the Note and any other instrument or agreement required under this Agreement has been duly taken.

          6.4  Incumbency  and  Authority of  Signators.  The  officer(s) of the
               ----------------------------------------
Company executing this Agreement, the Warrant, the Note and any other instrument or agreement required under this Agreement are duly and properly in office and fully authorized to execute them.

          6.5 Due and Valid Execution.  This Agreement has been duly authorized,
              -----------------------
executed, and delivered by the Company, and is a legal, valid, and binding agreement of the Company, enforceable against the Company in accordance with the terms and provisions hereof, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) general principles of equity that restrict the availability of equitable remedies. The Warrant and the Note and any other instrument or agreement required under this Agreement has been so authorized and, when executed and delivered, will be similarly valid, binding and enforceable.

          6.6  Capitalization  Table.  Attached  hereto  as  Exhibit  "E"  is  a
               ---------------------
capitalization table that sets forth the Company's current issued and outstanding stock and the total number of Common Stock post-financing on an as-converted basis.

          6.7 Commissions  and Finders' Fees. The Company  reserves the right to
              ------------------------------
(a) engage brokers, dealers, underwriters or other persons to assist in this offering and (b) pay brokers, dealers, underwriters and other persons commissions and finders' fees in connection with this offering.

          6.8 No  Violation.  There  is no  charter,  bylaw,  or  capital  stock
              -------------
provision of the Company, and no provision of any indenture or agreement, written or oral, to which the Company is a party or under which the Company is obligated, nor is there any statute, rule, or regulation, or any judgment, decree, or order of any court or agency binding on the Company which would be contravened by the execution and delivery of this Agreement, the Warrant, the Note or any other instrument or agreement required under this Agreement, or by the performance of any provision, condition, covenant or other term of this Agreement, the Warrant, the Note or any such other instrument or agreement.

          6.9 Litigation Pending. There is no litigation,  tax claim, proceeding
              ------------------
or dispute pending, or, to the knowledge of the Company, threatened,  against or

                                                             Page 25 of 30 Pages


affecting the Company or its property, the adverse determination of which might affect the Company's financial condition or operations or impair the Company's ability to perform its obligations under this Agreement or under the Warrant, the Note or any other instrument or agreement required by this Agreement.

     7. Representations and Warranties of Lender. This Agreement is made with Lender in reliance upon Lender's representation and warranties to the Company, which by Lender's execution of this Agreement Lender hereby confirms, that:

          7.1  Authorization.  This  Agreement  constitutes  Lender's  valid and
               -------------
legally binding obligation, enforceable in accordance with its terms.

          7.2 Investment  Intent.  The Note and Warrant to be received by Lender
              ------------------
will be acquired for investment for Lender's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Lender further represents that Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Note or the Warrant or any capital stock underlying the Warrant.

          7.3 Enforceability. The Lender hereby represents and warrants that the
              --------------
execution and delivery by Lender of this Agreement, when duly executed by the other parties hereto, will result in legally binding obligations of Lender, enforceable against him, her or it in accordance with the respective terms and provisions hereof, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) general principles of equity that restrict the availability of equitable remedies.

          7.4 Disclosure of Information. Lender has been provided with copies of
              -------------------------
the Company's Annual Report on Form 10-KSB for the year ended January 31, 2003 (a copy of which is attached hereto as Exhibit "F" and incorporated herein by this reference) (the "10-KSB") and each Report on Form 8-K filed by the Company since January 31, 2003. In addition, Lender has been provided with a copy of the Definitive Proxy Statement for the Company's 2003 Annual Meeting of Shareholders (a copy of which is attached hereto as Exhibit "G" and incorporated herein by this reference) (the "Proxy"). Lender believes Lender has received all the information Lender considers necessary or appropriate for deciding whether to make the Loan, and acquire the Note and the Warrant. Lender further represents that Lender has had an opportunity to ask questions and receive answers from officers of the Company regarding the Company, its business and the terms and conditions of the Note and the Warrant. Lender recognizes that any investment in the Company must be considered to be highly speculative.

          7.5 Confidentiality.  Lender hereby represents, warrants and covenants
              ---------------
that Lender shall maintain in confidence, and shall not use or disclose without the prior written consent of the Company, any information identified as confidential that is furnished to Lender by the Company in connection with this Agreement. This obligation of confidentiality shall not apply, however, to any information (a) in the public domain through no unauthorized act or failure to act by Lender; or (b) lawfully disclosed to Lender by a third party who possessed such information without any obligation of confidentiality. Lender further covenants that Lender shall return to the Company all tangible materials containing such information upon request by the Company.

                                                             Page 26 of 30 Pages


          7.6  Investment  Experience.  Lender is a lender and investor in notes
               ----------------------
and securities of companies in the development stage and acknowledges Lender is able to fend for himself, herself or itself, can bear the economic risk and complete loss of Lender's investment and has such knowledge and experience in financial or business matters that Lender is capable of evaluating the merits and risks of the investment in the Note and the Warrant.

          7.7 Restricted  Securities.  Lender  understands  the Note, the shares
              ----------------------
resulting from the conversion of the Note, the Warrant and the shares underlying the Warrant Lender is acquiring are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), except in certain limited circumstances. In this connection Lender represents that Lender is familiar with Securities and Exchange Commission ("SEC") Rule 144, as presently in effect, and understand the resale limitations imposed thereby and by the Securities Act.

          7.8 Further  Limitations on  Disposition.  Without in any way limiting
              ------------------------------------
the representations set forth above, Lender further agrees not to make any disposition of all or any portion of the Note, the shares resulting from the conversion of the Note, the Warrant or the shares underlying the Warrant unless and until:

               7.8.1 There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               7.8.2 (a) Lender shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (b) if reasonably requested by the Company, Lender shall have furnished the Company with an opinion of counsel that such disposition will not require registration of such shares under the Securities Act.

          7.9 Legends.  It is understood the Note, the certificate  representing
              -------
the shares resulting from the conversion of the Note, the Warrant, or a certificate for the Company's stock evidencing the shares underlying the Warrant ("Certificate") may bear one or more of the following legends:

          "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

          7.10 Accredited Investor.  Lender is an "accredited  investor" as that
               -------------------
term is defined in CFR Section 230. 501(a) (Regulation D), as amended, of the SEC under the Securities Act. To be an accredited investor, an investor must fall within one of the categories set forth on Exhibit "C" attached hereto.

                                                             Page 27 of 30 Pages



          7.11 Removal of Legends; Further Covenants.
               -------------------------------------

               7.11.1 Any legend placed on the Note, the Warrant or a Certificate pursuant to Section 7.9 hereof shall be removed (a) if the Note, the Warrant or the shares represented by such Certificates shall have been effectively registered under the Securities Act or otherwise lawfully sold in a public transaction, (b) if the shares may be transferred in compliance with Rule 144(k) promulgated under the Securities Act, or (c) if Lender shall have provided the Company with an opinion of counsel, in form and substance acceptable to the Company and its counsel and from attorneys reasonably acceptable to the Company and its counsel, stating that a public sale, transfer or assignment of the Note, the Warrant or the shares underlying the Warrant may be made without registration.

               7.11.2 Any legend placed on the Note or a Certificate pursuant to
Section 7.9 hereof shall be removed if the Company receives an order of the appropriate state authority authorizing such removal or if Lender provides the Company with an opinion of counsel, in form and substance acceptable to the Company and its counsel and from attorneys reasonably acceptable to the Company and its counsel, stating that such state legend may be removed.

               7.11.3 Lender further covenants that Lender will not transfer the Note or the Warrant, in violation of the Securities Act, the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or the rules of the Commission promulgated thereunder, including Rule 144 under the Securities Act. Further, Lender agrees that Lender will not transfer the Note, the Warrant or any shares underlying the Warrant without the Company's prior consent, even if Lender is otherwise permitted to transfer them pursuant to this Agreement and all applicable law.

          7.12 Risk Factors.  The Lender agrees and acknowledges  that there are
               ------------

risk factors related to, among other things, (a) the sale by the Company of the Note, and (b) the Company's business and financial condition. Lender and Lender's representatives acknowledge and agree that they have carefully reviewed in their entirety the RISK FACTORS (a) attached hereto as Exhibit "D" and (b) set forth on pages 9, 10 and 11 of the 10-KSB. Such Risk Factors are incorporated herein by this reference. THE LENDER IS AWARE THAT LENDER'S INVESTMENT IN THE NOTE IS A SPECULATIVE INVESTMENT THAT HAS LIMITED LIQUIDITY AND IS SUBJECT TO THE RISK OF COMPLETE LOSS. THE LENDER IS ABLE, WITHOUT IMPAIRING LENDER'S FINANCIAL CONDITION, TO SUFFER A COMPLETE LOSS OF LENDER'S INVESTMENT IN THE NOTE.

     8. Miscellaneous.

          8.1  Notices.  Any  communications  between  the  parties  or  notices
               -------
provided for in this Agreement may be given by mailing them, first class, postage prepaid, to Lender at:

                    Name:            Mark H. Rachesky
                    Address:         c/o MHR Fund Management LLC
                                     40 West 57th St.
                                     New York, NY  10019

and to the Company at:

                                                             Page 28 of 30 Pages


                                     Medical Nutrition USA, Inc.
                                     10 West Forest Avenue
                                     Englewood, New Jersey  07631
                                     Attn: Eugene Terry

With a copy to:

                                     Foley & Lardner
                                     402 West Broadway, 23rd Floor
                                     San Diego, California  92101
                                     Attn: Kenneth D.  Polin

               or to such other address as either party may indicate to the other in writing after the date of this Agreement.

          8.2 Successors and Assigns. This Agreement shall bind and inure to the
              ----------------------
benefit of the parties and their respective successors and assigns; provided, however, that the Company shall not assign this Agreement or any of the rights, duties, or obligations of the Company under this Agreement without the prior written consent of Lender.

          8.3 Delay and  Waivers.  No delay or omission  to exercise  any right,
              ------------------
power, or remedy accruing to Lender on any breach or default of the Company under this Agreement shall impair any such right, power, or remedy of Lender, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence in such breach or default, or waiver of or acquiescence in any similar breach or default occurring later; nor shall any waiver of any single breach or default be considered a waiver of any other prior or subsequent breach or default. Any waiver, permit, consent, or approval of any kind by Lender of any breach or default under this Agreement, or any waiver by Lender of any provision or condition of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in that writing. All remedies, either under this Agreement or by law or otherwise afforded to Lender, shall be cumulative and not alternative.

          8.4  Attorneys  Fees.  In the  event of any  legal  action  or suit in
               ---------------
relation to this Agreement or any note or other instrument or agreement required under this Agreement, or in the event that Lender incurs any legal expense in protecting its rights under this Agreement or under any security agreement in any legal proceeding, the Company, in addition to all other sums which the Company may be called on to pay, will pay to Lender the amount of such legal expense and will, if Lender prevails in such action, pay to Lender a reasonable sum for its attorney's fees and all other costs and expenses.

          8.5  Severability.  In the event any  sentence  or  paragraph  of this
               ------------
Agreement is declared void by a court of competent jurisdiction, said sentence or paragraph shall be deemed severed from the remainder of this Agreement, and the balance of this Agreement shall remain in effect.

          8.6  Titles,   Captions  and   Paragraph   Headings.   Paragraph   and
               ----------------------------------------------
subparagraph titles and captions contained in this Agreement are inserted only as a matter of convenience for reference. Such titles, captions, and paragraph headings in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

          8.7 Number  and  Gender.  Whenever  a singular  number is used in this
              -------------------
Agreement or where required by context, the same shall include plural. Masculine gender shall include feminine and neuter genders and the word "person" shall include corporation, firm, partnership, or other forms of association.

          8.8 Entire Agreement.  This Agreement constitutes the entire Agreement
              ----------------
between all parties herein and supersedes all prior Agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof, and shall not be modified or amended except in writing, executed by all parties herein.

          8.9   Counterparts.   This   Agreement  may  be  executed  in  several
                ------------
counterparts, and as so executed shall constitute an Agreement, binding to all parties herein. Each counterpart may be signed and transmitted with the same validity as if it were an ink-signed document.

          8.10 Non-Waiver.  No delay or omission on the part of any party herein
               ----------
in exercising any rights or remedies herein shall operate as a waiver of such rights or remedies. No waiver of any default shall constitute a waiver of any other default, whether of the same or any other covenant or condition. No waiver, benefit, privilege or service voluntarily given or performed by any party herein shall give the other parties any contractual right by custom, estoppel or otherwise. Any waiver by any party herein must be executed in writing, expressly specifying the subject and extent of the waiver.

          8.11 Governing Law and Venue. This Agreement and all amendments hereto
               -----------------------
shall be governed, construed, and enforced in accordance with the laws of the State of Delaware.

          8.12  Legal  Representation.  The law  firm of  Foley  &  Lardner  has
                ---------------------
prepared this Agreement solely on behalf of the Company based on instructions received. The Lender has been advised to seek and obtain separate legal counsel with respect to the preparation and execution of this Agreement, and Lender has had an opportunity to do so, has access to qualified independent counsel and has sought and obtained such advice and counsel to the extent desired.

          8.13  Construction.  This  Agreement has been  negotiated  between the
                ------------
parties and their advisors, and shall not be construed against the party preparing it, but shall be construed as if all parties jointly prepared this Agreement and any uncertainty and ambiguity shall not be interpreted against any one party.

          8.14 No Other Inducement.  The making,  execution and delivery of this
               -------------------
Agreement by the parties hereto has been induced by no representations, statements, warranties or agreements other than those expressed herein.

          8.15  Expenses.  Each of the parties  will bear their own expenses and
                --------
costs (including, without limitation, attorneys' fees and expenses) incurred in connection with the negotiation and preparation of this Loan Agreement, the Note, the Warrant and any other instrument or agreement required under this Loan Agreement

          8.16 Disputes.  In the event of an  inconsistency  arising between the
               --------
terms of the Note or the Warrant and this Loan Agreement, the terms of the Loan Agreement shall control.

                  [Remainder of Page Intentionally Left Blank]

                                                             Page 30 of 30 Pages


     IN WITNESS WHEREOF, the parties to this Agreement have executed this loan Agreement by their duly authorized officers effective as of the day and year first above written.

"Company"                            Medical Nutrition USA, Inc.,
                                     a Delaware corporation


                                     By:/s/ Frank Newman
                                        ----------------------------------------

                                     Print Name:   Frank Newman
                                                --------------------------------

                                     Title:         CEO
                                           -------------------------------------

"Lender"
                                     By:/s/ Mark Rachesky
                                        ----------------------------------------

                                     Print Name:   Mark Rachesky
                                                --------------------------------

                                     Title:
                                           -------------------------------------
                                                    (if applicable)

                       [Signature Page to Loan Agreement]